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EXHIBIT 11-STATEMENT Re: COMPUTATION OF PER SHARE EARNINGS


                                                       Three Months              Six Months
                                                          Ended                     Ended
                                                        October 31               October 31
                                                     1996        1995         1996       1995
                                                  ----------------------   ---------------------
Primary:
Average shares outstanding                         7,477,119   5,927,899   7,477,119   5,927,899
Net effect of dilutive stock options or
  stock grants-based on the treasury
  stock method using average market
  price                                               39,022      46,714      42,440      46,714
                                                  ----------  ----------  ----------  ----------
Totals                                             7,516,141   5,974,613   7,519,559   5,974,613
                                                  ==========  ==========  ==========  ==========

Net income (loss)                                 $1,334,810   ($110,368) $2,612,388    $392,448
                                                  ==========  ==========  ==========  ==========

Net income (loss) per share                            $0.18      ($0.02)      $0.35       $0.07
                                                  ==========  ==========  ==========  ==========

Fully diluted:
Average shares outstanding                         7,477,119   5,927,899   7,477,119   5,927,899
Net effect of dilutive stock options or
  stock grants-based on the treasury
  stock method using the quarter end
  market price, if higher than
  average market price                                51,073      46,714      51,073      46,714

Totals                                             7,528,192   5,974,613   7,528,192   5,974,613
                                                  ==========  ==========  ==========  ==========

Net income (loss)                                 $1,334,810   ($110,368) $2,612,388  $  392,448
                                                  ==========  ==========  ==========  ==========

Net income (loss) per share                       $     0.18      ($0.02) $     0.35  $     0.07
                                                  ==========  ==========  ==========  ==========
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